Exhibit 16.1

Goldman Accounting Services CPA, PLLC
 5 Victory Road
Suffern, New York 10901

August 4, 2014

U.S. Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549-2001

Re:	SMSA Ballinger Acquisition Corp. Registration Statement on Form 10-12G SEC File No: No. 000-55108

Gentlemen

On August 4, 2014 this Firm received an edgar version of the SMSA Ballinger Acquisition Corp’s (the “Company”) Registration Statement on Form 10-12G (the “Registration Statement”) which the Company intends to file with the SEC on August 5, 2014.  This Firm is submitting this letter to the SEC as required by Item 304(a)(3) of Regulation S-K.

This Firm has read the Company’s disclosure in Item 14-Changes In And Disagreements with Accountants on Accounting and Financial Disclosure.  This Firm agrees with the disclosure in Item 14 of the Registration Statement and we have no disagreements with such disclosure.

Yours truly,

/s/ Goldman Accounting Services CPA, PLLC

Goldman Accounting Services CPA, PLLC

Cc:           SMSA Ballinger Acquisition Corp.